Exhibit 99.1

ZEO ScientifiX Strengthens South Florida’s Growing Biotechnology Ecosystem Through Regenerative Medicine Innovation

Operating from Nova Southeastern University’s Center for Collaborative Research, ZEO ScientifiX is expanding physician education, scientific collaboration, and regenerative biologic innovation as Florida emerges as a national life sciences hub.

DAVIE, FLORIDA — July 21, 2026 — As Florida rapidly emerges as one of the nation’s leading destinations for biotechnology and life sciences, ZEO ScientifiX, Inc. (OTCQB: ZEOX) (“ZEO ScientifiX” or the “Company”) is strengthening its role within South Florida’s growing healthcare innovation ecosystem through regenerative biologic research, development, physician education, and scientific collaboration.

Operating from Nova Southeastern University’s Center for Collaborative Research in Davie, Florida, ZEO ScientifiX is positioned within one of the state’s expanding centers for biotechnology and scientific innovation. The Company is focused on advancing regenerative medicine by connecting emerging science with physicians and healthcare professionals working to bring new approaches into clinical practice.

Ian Bothwell, Chief Executive Officer, stated, “Florida has become an increasingly important center for the life sciences industry, supported by significant university research investment, a growing biotechnology workforce, and an expanding network of healthcare companies and research institutions. South Florida, in particular, has developed into a dynamic healthcare and biotechnology corridor, attracting physicians, researchers, entrepreneurs, and companies from across the country. For ZEO ScientifiX, that environment provides an important foundation for the Company’s continued growth and long-term vision.”

“South Florida has the ingredients necessary to become one of the most influential biotechnology and regenerative medicine ecosystems in the country,” said Sean Vega-Stanton, M.S., General Manager of ZEO ScientifiX. “The opportunity goes far beyond simply building a biotechnology company here. It is about creating an environment where scientists, physicians, educators, and industry leaders can work together to responsibly move the field forward. ZEO intends to be an active part of building that future.”

Building a Stronger Bridge Between Science and Clinical Practice

A central component of ZEO ScientifiX’s strategy is strengthening the connection between scientific advancement and physician education.

As interest in regenerative medicine continues to expand across multiple medical specialties, the Company has increased its investment in educational initiatives designed to help healthcare professionals better understand the evolving science, clinical considerations, and responsible integration of regenerative biologics.

These initiatives include physician Master Classes, educational webinars, scientific programming, professional collaborations, and the continued development of ZEO ScientifiX’s Medical Advisory Board, which brings together experienced physicians from multiple specialties.

Through these efforts, ZEO ScientifiX aims to create opportunities for meaningful scientific exchange while helping physicians remain informed as the regenerative medicine landscape continues to evolve.

“Scientific advancement alone is not enough,” Vega-Stanton added. “For an emerging field to advance responsibly, physicians need access to credible education, meaningful scientific dialogue, and opportunities to learn from experts across disciplines. Building that infrastructure is an important part of what we believe ZEO can contribute to this industry.”

Advancing Regenerative Medicine from South Florida

ZEO ScientifiX’s presence within Nova Southeastern University’s Center for Collaborative Research places the Company in proximity to a broader community of researchers, healthcare professionals, and scientific innovators.

That collaborative environment supports the Company’s focus on the research, development, and manufacturing of regenerative biologics while creating opportunities to participate in the continued growth of South Florida’s biotechnology sector.

As Florida continues to attract investment and talent across biotechnology, pharmaceuticals, medical devices, and healthcare innovation, ZEO ScientifiX believes regenerative medicine represents an important component of the state’s emerging life sciences identity.

The Company intends to continue expanding its scientific and educational initiatives, strengthening relationships across the medical community, and supporting responsible advancement within the regenerative medicine field.

About ZEO ScientifiX ZEO ScientifiX, Inc. (OTCQB: ZEOX) is an SEC-reporting, clinical-stage biopharmaceutical company focused on the research, development, and manufacturing of regenerative biologics. Operating out of Nova Southeastern University’s Center for Collaborative Research, the Company translates emerging science into scalable clinical solutions. ZEO ScientifiX supplies clinicians seeking to drive clinical excellence and sustainable practice growth through its cutting-edge biologics and regenerative therapies. For more information, visit https://zeoscientifix.com.

Forward-Looking Statements

Certain statements contained in this press release should be considered forward-looking statements within the meaning of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve known and unknown risks and uncertainties. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks, and uncertainties, and these expectations may prove to be incorrect. Actual results could vary dramatically. ZEO has no intention and specifically disclaims any duty to update the information in this press release.

Media Contact

ZEO ScientifiX, Inc.
Ivana Vega
Public Relations
ivega@zeoscientifix.com